U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

STERLING MINING COMPANY

(Exact name of registrant as specified in its charter)

000-51669

(Commission File No.)

Idaho	82-0300575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

609 Bank Street, Wallace, ID 83873

(Address of principal executive offices)

(208) 556-0227

(Registrant’s telephone number)

2201 Government Way, Suite E, Coeur d’Alene, ID 83814

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 2, 2007, Sterling Mining Company (“Sterling”) completed two private placement offerings that, in the aggregate, raised a total of $24,734,755.50.

In a brokered offering originating in Canada, Sterling sold 5,585,792 special warrants (“Special Warrants”) at a price of US$3.25 per Special Warrant (the “Brokered Offering”) to 39 subscribers, including a number of investment funds. Each Special Warrant is convertible into one common share of Sterling (“Common Shares”) and one-half of one common share purchase warrant (the “Warrants”). Conversion shall occur upon the issuance of a receipt for a final prospectus in Canada that qualifies the Common Shares and Warrants. Each whole Warrant is exercisable for one Common Share at an exercise price of US$4.10 for 24 months following the closing date of the Brokered Offering. The Brokered Offering was completed on a best-efforts basis with TD Securities Inc. and Blackmont Capital Inc. of Toronto, Canada, who were engaged as co-agents. Sterling is required to file a registration statement under the Securities Act of 1933 within 14 days following closing of the Brokered Offering to register resale of the Common Shares and shares underlying the Warrants. If due to circumstances within the reasonable control of Sterling the registration statement is not filed timely or the registration statement is not effective within 90 days following closing of the Brokered Offering, Sterling must pay to the investors in the Brokered Offering a penalty equal to five percent of their investment, and if the registration is not effective within 120 days following closing of the Brokered Offering, Sterling must pay to the investors an additional penalty equal to 15 percent of their investment.

In addition, in a second offering conducted primarily through Euro Pacific Capital, Inc., Sterling sold 2,024,902 units (“Units”) at the same price of $3.25 per Unit to 69 subscribers, seven of which are located in countries other than Canada and the remainder are in the United States (the “US Offering”). Each Unit is comprised of one Common Shares and one -half of one Warrant.

Proceeds from the private placement will be used to fund the ongoing rehabilitation and upgrade of the Sunshine Mine as part of Sterling’s mine plan to resume silver production, currently forecasted to begin in December 2007, and for general working capital purposes.

In connection with the Brokered Offering and US Offering, Sterling paid to the persons who participated in making the placements cash commissions totaling $1,729,882, and issued to them non-transferable compensation options to purchase 400,165 Special Warrants exercisable at $3.25 per Special Warrant for a period of 24 months after the closing date, compensation warrants to purchase 112,574 Units exercisable at $3.25 per Unit for a period of 24 months after the closing date, and 14,959 Units.

The Brokered Offering and US Offering were made without registration in reliance on Regulation S adopted under the Securities Act of 1933 and Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D adopted thereunder based on the investors’ representations regarding residency and/or accredited investor status.

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Item 8.01	Other Events

Sterling has received conditional approval from the Toronto Stock Exchange (“TSX”) to list its common shares on the TSX, subject to fulfilling all requirements of the TSX and filing of customary documentation on or prior to October 30, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No	Description of Document
4.1	Form of Special Warrant Certificate (Excluding Exhibit A, which is filed as Exhibit 4.2 to this report)

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Compensation Option Certificate to Brokers (Excluding Schedule A, which is filed as Exhibit 4.2 to this report)

10.1	Agency Agreement dated August 2, 2007 (Excluding Exhibit A, which is filed as Exhibit 10.2 to this report)

10.2	Form of Registration Rights Agreement dated August 2, 2007

10.3	Form of Subscription Agreement for Special Warrants (Brokered Offering)

10.4	Form of Subscription Agreement for Units US Offering

10.5	Form of Offshore Securities Purchase Agreement for US Offering

99.1	Press Release dated August 2, 2007, entitled “Sterling Mining Completes Private Placements and Receives Conditional Approval for Toronto Stock Exchange Listing.”

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: August 2, 2007	By:	/s/ James N. Meek
James N. Meek,
Vice-President and Chief Financial Officer

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